EXHIBIT 10.25
FOURTH AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.
     This Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 27, 2007 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “General Partner”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended and/or supplemented from time to time (the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
     WHEREAS, the General Partner desires to set forth the Conversion Factor applicable to the Class I Out-Performance Partnership Shares of the Partnership in Exhibit C to the Agreement.
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     (1) The definition of “Conversion Factor” in Section 2 of the Agreement is hereby amended in its entirety to read as follows:
     “Conversion Factor” shall mean the quotient obtained by dividing (i) the quotient obtained by dividing (x) the product of (A) 4% of the Excess Return multiplied by (B) the UDR Market Capitalization, by (y) the Value of a REIT Share on the Class I Out-Performance Valuation Date by (ii) the number of Class I Out-Performance Partnership Shares outstanding at the Class I Out-Performance Valuation Date; provided, however, that the amount determined pursuant to clause (x) shall not exceed an amount equal to 2% of the UDR Market Capitalization. The Conversion Factor is 1.5091 and shall be adjusted pursuant to Section 8.05(f) of the Agreement.”
     (2) Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.
     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

UNITED DOMINION REALTY, L.P., a Delaware limited partnership
By:	UDR, INC., a Maryland corporation, its General Partner
/s/ W. Mark Wallis
W. Mark Wallis
Senior Executive Vice President